                                                                    EXHIBIT 99.1

                                                                     SCHEDULE II

                       THE ROUSE COMPANY AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                          ADDITIONS
                                    ---------------------
                         BALANCE AT CHARGED TO CHARGED TO             BALANCE AT
                         BEGINNING  COSTS AND    OTHER                  END OF
      DESCRIPTIONS        OF YEAR    EXPENSES   ACCOUNTS  DEDUCTIONS     YEAR
      ------------       ---------- ---------- ---------- ----------  ----------
                                             (IN THOUSANDS)
Year ended December 31,
 1995:
  Allowance for doubtful
   receivables..........  $25,124    $ 3,318      $--       $3,974(1)  $24,468
                          =======    =======      ====      ======     =======
  Valuation allowance--
   properties held for
   sale.................  $   --     $15,589      $--       $  --      $15,589
                          =======    =======      ====      ======     =======
  Pre-construction re-
   serve................  $14,109    $ 3,800      $--       $2,530(2)  $15,379
                          =======    =======      ====      ======     =======
Year ended December 31,
 1994:
  Allowance for doubtful
   receivables..........  $24,036    $ 5,185      $--       $4,097(1)  $25,124
                          =======    =======      ====      ======     =======
  Valuation allowance--
   properties held for
   sale.................  $   --     $   --       $--       $  --      $   --
                          =======    =======      ====      ======     =======
  Pre-construction re-
   serve................  $12,822    $ 3,400      $--       $2,113(2)  $14,109
                          =======    =======      ====      ======     =======
Year ended December 31,
 1993:
  Allowance for doubtful
   receivables..........  $23,129    $ 4,741      $--       $3,834(1)  $24,036
                          =======    =======      ====      ======     =======
  Valuation allowance--
   properties held for
   sale.................  $   --     $   --       $--       $  --      $   --
                          =======    =======      ====      ======     =======
  Pre-construction re-
   serve................  $11,127    $ 2,900      $--       $1,205(2)  $12,822
                          =======    =======      ====      ======     =======

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Notes:
(1) Balances written off as uncollectible.
(2) Costs of unsuccessful projects written off.